`

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-274494 on Form S-3 of our report dated February 23, 2024, relating to the financial statements of PacifiCorp appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Portland, Oregon
February 23, 2024